CUSIP NO. 640520300                     13D


                                  EXHIBIT 7(1)

                     AGREEMENT WITH RESPECT TO SCHEDULE 13D


          The undersigned hereby agree that any Statement on Schedule 13D to be filed with the Securities and Exchange Commission by any of the undersigned, including any amendment thereto, with respect to securities of NeoRx Corporation, a Washington corporation, may be filed by Bay City Capital Management LLC on behalf of each of the undersigned.

          IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed in counterparts by their duty authorized signatories as of the 2nd day of September 1997.

                         BAY CITY CAPITAL LLC



                         By:
                             ------------------------------------------------
                         Title:
                                ---------------------------------------------


                         BAY CITY CAPITAL MANAGEMENT LLC

                         By:
                             ------------------------------------------------
                         Title:
                                ---------------------------------------------


                         BAY CITY CAPITAL FUND I, L.P.,
                            by Bay City Capital Management LLC,
                            its general partner


                         By:
                             ------------------------------------------------
                         Title:
                                ---------------------------------------------